EXHIBIT 32

CERTIFICATION OF THE PRESIDENT AND
THE CHIEF FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Quarterly Report of SensiVida Medical Technologies, Inc., (the “Company”) on Form 10-Q for the quarter ended November 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jose Mir, President of the Company, and I, Frank D. Benick, Chief Financial Officer of the Company, certify, that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13 (a) of 15 (d) of the Securities Exchange Act of 1934 (15 U.S.C. §78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jose Mir

January 18, 2011
Jose Mir
President

/s/ Frank D. Benick

January 18, 2011
Frank D. Benick
Chief Financial Officer
Principal Financial and Accounting Officer

The foregoing certification is being furnished in accordance with Securities and Exchange Commission Release Nos. 34-47551 and 34-47986 and shall not be considered “filed” as part of this 10-Q.

This certification is made solely for purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.